Exhibit 99.1

Access National Reports Record Quarterly Earnings of $2.8 Million

RESTON, Va.--(BUSINESS WIRE)--July 21, 2009--Access National Corporation (NASDAQ: ANCX), holding company for Access National Bank, reported net income for the second quarter of 2009 of $2.770 million, a 160.8% increase over $1.062 million for the same period in 2008. Earnings per diluted share was $0.27 for the quarter ended June 30, 2009, a 170.0% increase over the $0.10 per diluted share recorded in the second quarter of 2008.

The quarterly results represent the second consecutive quarter of record profitability and the company’s 36th consecutive quarterly profit out of a 38 quarter history. Earnings for the quarter were favorably impacted by a $0.6 million gain on the sale of securities and adversely impacted by $0.3 million special FDIC assessment, $0.5 million REO write-down, and $2.06 million provision for loan losses.

Net income for the six months ended June 30, 2009 increased 97.4% and totaled $5.434 million compared with $2.753 million for the same period in 2008. Net income per diluted share was $0.52 compared with $0.27 for the same period in 2008 and drove the 12% year to date increase in Tangible Book Value per share to $6.09. Annualized returns on average assets and average common equity for the six months were 1.48% and 16.94%, respectively.

Assets totaled $740.6 million at June 30, 2009 compared to $702.3 million at December 31, 2008, an increase of $38.3 million or 5.5%. Loans held for investment have increased $19.7 million and totaled $505.7 million at June 30, 2009 compared to $485.9 million at December 31, 2008. Loans held for sale totaled $107.8 million, up from $84.3 million at December 31, 2008.

Deposits totaled $544.9 million at June 30, 2009 compared to $485.4 million at December 31, 2008, an increase of approximately $59.5 million. Non-interest bearing deposits totaled $97.3 million compared to $75.0 million at December 31, 2008, an increase of $22.3 million. Savings and interest bearing deposits totaled $143.7 million compared to $95.7 million at December 31, 2008. Time deposits totaled $303.9 million, a decrease of $10.8 million from $314.7 million at December 31, 2008.

Net interest margin for the six months ended June 30, 2009 was 3.33%, compared with 3.36% for the same period in 2008 as a result of the increase in non-earning assets.

Non-performing assets (NPA) increased from $7.3 million at December 31, 2008 to approximately $10.8 million or 2.12% of loans held for investment plus real estate owned. NPA are all located within the Bank’s trade area and comprised of eight borrowers and two commercial real estate properties.

During the six months ended June 30, 2009 approximately $3.4 million has been charged to the provision for loan losses and added to the allowance for loan losses. Net charge offs for the six months have totaled $3.3 million as a result of writing down collateral dependent loans and charge offs. The allowance for loan losses totaled $8.1 million at June 30, 2009 and represents 1.60% of total loans held for investment.

The mortgage banking segment originated $953.4 million in mortgage loans during the six months ended June 30, 2009 compared to $455.0 million for the same period in 2008, a 109.5% increase in volume.

Access National Corporation and its subsidiary bank continue to exceed standards of being “Well Capitalized” as defined under banking regulations. Retained earnings remain the largest component of stockholders equity at 57%.

Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC files.

Access National Corporation
Consolidated Balance Sheet

	June 30	December 31
	2009	2008
(In Thousands)	(unaudited)

ASSETS

Cash and due from banks	$12,942	$8,785

Interest bearing balances and federal funds sold	26,820	13,697

Securities available for sale	68,699	91,015

Loans held for sale- Carried at fair value	107,778	84,312

Loans held for investment net of allowance for loan losses of $8,077 and $7,462 respectively	497,584	478,467

Premises, Equipment and Land	8,983	9,211

Other assets	17,758	16,837

Total assets	$740,564	$702,324

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$97,291	$75,000

Savings and interest bearing deposits	143,730	95,730

Time Deposits	303,885	314,671

Total deposits	544,906	485,401

Short-term borrowings	60,606	103,575

Long-term borrowings	53,270	41,107

Subordinated debentures	6,186	6,186

Other liabilities and accrued expenses	11,977	8,110

Total Liabilities	676,945	644,379

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,438,619 and 10,240,747 shares respectively	8,716	8,551

Surplus	18,080	17,410

Retained earnings	36,386	31,158

Accumulated other comprehensive income	437	826

Total shareholders' equity	63,619	57,945

Total liabilities and shareholders' equity	$740,564	$702,324

Access National Corporation
Consolidated Statement of Operations

	Three Months	Six Months	Six Months
	Ended 06/30/09	Ended 06/30/09	Ended 06/30/08
(In Thousands Except for Share Data)	(unaudited)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$8,781	$17,448	$17,529

Interest on federal funds sold & bank balances	46	78	361

Interest on securities	861	1,841	1,640
Total interest income	9,688	19,367	19,530

INTEREST EXPENSE
Interest on deposits	2,737	5,818	7,569

Interest on other borrowings	912	1,767	1,930
Total interest expense	3,649	7,585	9,499
Net interest income	6,039	11,782	10,031

Provision for loan losses	2,060	3,429	1,807
Net interest income after provision for loan losses	3,979	8,353	8,224

NONINTEREST INCOME
Service charges and fees	130	264	216

Gain on sale of loans	14,550	28,339	13,093

Other Income	3,372	4,609	3,155
Total noninterest income	18,052	33,212	16,464

NONINTEREST EXPENSE
Salaries and benefits	7,929	15,434	11,438

Occupancy and equipment	648	1,280	1,204

Other operating expense	8,972	15,715	7,754
Total noninterest expense	17,549	32,429	20,396
Income before income tax	4,482	9,136	4,292

Income tax expense	1,712	3,702	1,539
NET INCOME	$2,770	$5,434	$2,753

Earnings per common share:
Basic	$0.27	$0.53	$0.27
Diluted	$0.27	$0.52	$0.27

Average outstanding shares:
Basic	10,345,890	10,306,638	10,395,002
Diluted	10,403,850	10,357,752	10,555,464

Access National Corporation
Selected Financial Data
(In Thousands, Except for Share Data)

	June 30	June 30	Percent
	2009	2008	Change
Period end balances
Assets	$740,564	$648,954	14.1%
Loans held for investment	505,661	497,492	1.6%
Loans held for sale	107,778	43,313	148.8%
Due from banks interest-bearing & federal funds sold	26,820	12,781	109.8%
Investment Securities (at fair value)	68,699	63,298	8.5%
Earning assets	706,911	615,495	14.9%
Interest bearing deposits	447,615	372,163	20.3%
Deposits	544,906	449,383	21.3%
Shareholder's equity	63,619	54,774	16.1%
Mortgage loan originations	953,432	454,991	109.5%
Quarterly averages
Assets	737,206	606,881	21.5%
Loans held for investment	493,395	479,438	2.9%
Loans held for sale	83,011	31,246	165.7%
Due from banks interest-bearing & federal funds sold	59,130	20,025	195.3%
Investment Securities	73,201	62,298	17.5%
Earning assets	707,432	593,110	19.3%
Interest-bearing deposits	452,087	366,625	23.3%
Total Deposits	535,941	429,869	24.7%
Repurchase agreements & federal funds	24,252	14,432	68.0%
Commercial paper & other short term borrowings	41,977	33,639	24.8%
Long term borrowings	54,220	65,030	-16.6%
Shareholders' equity	64,138	56,166	14.2%
YTD averages
Assets	736,795	612,637	20.3%
Loans held for investment	488,024	474,412	2.9%
Loans held for sale	77,008	29,611	160.1%
Due from banks interest-bearing deposits & federal funds sold	67,909	27,346	148.3%
Investment Securities	76,377	66,702	14.5%
Earning assets	707,939	597,353	18.5%
Interest bearing deposits	452,880	384,778	17.7%
Total Deposits	535,974	445,714	20.3%
Repurchase agreements & federal funds	25,466	13,756	85.1%
Commercial paper & other short term borrowings	44,920	30,373	47.9%
Long term borrowings	52,596	57,431	-8.4%
Shareholders' equity	62,383	57,551	8.4%
Averages (TTM)
Assets	684,891	628,722	8.9%
Loans held for investment	491,538	478,766	2.7%
Loans held for sale	50,286	31,155	61.4%
Due from banks interest-bearing deposits & federal funds sold	46,197	23,984	92.6%
Investment Securities	74,229	78,053	-4.9%
Earning assets	661,585	612,848	8.0%
Interest bearing deposits	421,438	393,320	7.1%
Total Deposits	495,331	453,829	9.1%
Repurchase agreements & federal funds	22,247	13,994	59.0%
Commercial paper & other short term borrowings	41,445	41,681	-0.6%
Long term borrowings	51,767	49,543	4.5%
Shareholders' equity	59,583	59,387	0.3%
Earnings
Net income (QTR)	2,770	1,062	160.8%
Net income (YTD)	5,434	2,753	160.8%
Net income (TTM)	7,426	3,622	97.4%
Banking segment - income before taxes (YTD)	1,582	2,675	-56.3%
Mortgage segment - income before taxes (YTD)	8,245	2,341	208.2%
Other segments - income before taxes (1) (YTD)	(691)	(724)	129.5%
Consolidated - income before taxes (YTD)	9,136	4,292	-1361.9%
Common shares outstanding	10,438,619	10,117,717	3.2%
Book value	$6.09	$5.41	12.8%
Basic EPS (YTD)	$0.53	$0.26	103.8%
Diluted EPS (YTD)	$0.52	$0.26	100.0%
Average outstanding shares
Basic (YTD)	10,306,638	10,395,002	-0.9%
Diluted (YTD)	10,357,752	10,555,464	-1.9%
Return on average assets (QTR annualized)	1.50%	0.70%	114.7%
Return on average equity (QTR annualized)	17.76%	7.56%	134.9%
Return on average assets (YTD annualized)	1.48%	0.90%	63.9%
Return on average equity (YTD annualized)	16.94%	9.80%	72.9%
Return on average assets (TTM)	1.08%	0.58%	88.2%
Return on average shareholders equity (TTM)	12.46%	6.10%	104.3%
Net Interest Margin - (QTR annualized)	3.41%	3.54%	-3.5%
Net Interest Margin - (YTD annualized)	3.33%	3.36%	-0.9%
Efficiency ratio - bank only	60.46%	56.58%	6.9%
Efficiency ratio - consolidated	72.07%	76.98%	-6.4%
Asset quality
Allowance for loan losses	8,077	9,310	-13.2%
Allowance for loan losses/loans held for investment	1.60%	1.87%	-14.6%
Allowance for losses on loans sold	3,537	640	452.7%
Non-performing assets	10,810	7,877	37.2%
Non-performing assets/ loans held for investment plus OREO	2.12%	1.46%	45.3%
Net charge-offs to average loans held for investment (YTD)	0.63%	0.79%	-20.6%

(1)Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100